Exhibit 10.9

Summary Translation of Agreement with Shanghai Hengguan New Materials Co.

Party A (buyer): Shanghai Huanguan New Materials Ltd.

Party B (Supplier): Zhejiang Forest Bamboo Energy Tech Ltd.

Payment: Party A will make the payment within 6 months upon receipt of products.

Quality: Party B ensures that the quality shall meet the national and industry standards.

Delivery Site: Party A’s warehouse

Delivery Method and Requirements: Party B will undertake the delivery and will be responsible for the shipping costs. If Party B fails to delivery any orders timely, it shall pay between 1,000 -10,000 Yuan as liquidated damages. Party B shall conduct return process for unqualified products in time; if the process is delayed for over a month, Party A shall have the right to deduct related payment and to dispose such products.

Dispute: When any disputes occurs, both parties shall jointly negotiate and consult to come to a term; when failed to come to a term, such disputes could be brought up to a local court.

The Contract duration is from 2013-01-01 till 2015-12-31.